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                                                                     EXHIBIT 5.1

                          [LATHAM & WATKINS LETTERHEAD]




                                  June 28, 2000




Capstone Turbine Corporation
6430 Independence Avenue
Woodland Hills, California 91367

                    Re: Registration Statement No. 333-33024;
                        10,454,545 shares of Common Stock,
                        Par Value $0.001 per share.

Ladies and Gentlemen:

               In connection with the registration of 10,454,545 shares of common stock of the Company, par value $0.001 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by Capstone Turbine Corporation, a Delaware corporation (the "Company"), on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on March 22, 2000 (File No. 333- 33024), as amended by Amendment No. 1 filed with the Commission on April 18, 2000, by Amendment No. 2 filed with the Commission on May 8, 2000, by Amendment No. 3 filed with the Commission on May 26, 2000, by Amendment No. 4 filed with the Commission on June 12, 2000, by Amendment No. 5 filed with the Commission on June 21, 2000, and by Amendment No. 6 filed with the Commission on June 27, 2000 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

               In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

               In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

               We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability

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Capstone Turbine Corporation
June 28, 2000
Page 2


thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

               Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

               We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Validity of Common Stock".

                                                   Very truly yours,

                                                   /s/ LATHAM & WATKINS
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